CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                     June 30,      December 31,
                                                       1996           1995
                                                     ---------      ---------
ASSETS                                                    (In Thousands)
                                                                   (RESTATED,
                                                                   See Note 3)

Cash and Cash Equivalents                             $175,552       $197,141

Securities Available For Sale                          320,289        278,321

Securities Held For Investment (Market Value $42,054,000
 in 1996; and $42,633,000 in 1995)                      42,222         43,164

Stock in Federal Home Loan Bank of Boston                5,591          5,591

Loans Held for Sale                                      9,381         14,691

Loans:
  Commercial                                           269,984        248,169
  Real Estate:
    Residential                                        481,921        468,008
    Commercial                                         306,671        305,961
    Construction                                        27,498         25,796
                                                     ---------      ---------
      Total Real Estate                                816,090        799,765
  Consumer                                             181,365        159,499
                                                     ---------      ---------
Total Loans                                          1,267,439      1,207,433
  Less:  Allowance for Possible Loan Losses            (28,107)       (27,817)
                                                     ---------      ---------
Net Loans                                            1,239,332      1,179,616
                                                     ---------      ---------
Accrued Interest Receivable                             13,610         12,880
Other Real Estate Owned                                  1,875          2,651
Net Deferred Tax Asset                                  11,972         10,333
Other Assets                                            15,290         13,768
Premises and Equipment                                  24,790         25,034
Intangible Assets                                       10,888         11,514
                                                     ---------      ---------
Total Assets                                        $1,870,792     $1,794,704
                                                     =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand                                              $250,132       $252,421
  Certificates of Deposit $100,000 and Over             87,614        103,924
  Savings and Other Time                             1,280,588      1,203,512
                                                     ---------      ---------
Total Deposits                                       1,618,334      1,559,857
                                                     ---------      ---------
Short-Term Borrowings                                   60,177         52,893
Accrued Expenses and Other Liabilities                  27,660         25,521
Long-Term Debt                                           2,512          2,484
                                                     ---------      ---------
Total Liabilities                                    1,708,683      1,640,755
                                                     ---------      ---------
Stockholders' Equity:
  Common Stock - $1 Par Value
    Authorized - 30,000,000 Shares
    Issued - 12,624,197 Shares in 1996; and 12,345,3    12,624         12,345
  Surplus                                               72,764         70,537
  Retained Earnings                                     83,197         74,335
  Treasury Stock - At Cost, 402,413 Shares in 1996;
    367,417 in 1995                                     (4,770)        (3,967)
  Net Unrealized Gain (Loss) on Securities
    Available for Sale, Net of Taxes (Benefit) of
    ($861,000) in 1996; and $535,000 in 1995            (1,649)           768
  Unearned Portion of Employee Restricted Stock            (57)           (69)
                                                     ---------      ---------
Total Stockholders' Equity                             162,109        153,949
                                                     ---------      ---------
Total Liabilities and Stockholders' Equity          $1,870,792     $1,794,704
                                                     =========      =========

Certain amounts for 1995 have been reclassified to conform with 1996 classifications.

The accompanying notes are an integral part of these consolidated financial statements.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                               For the Quarter
                                                                Ended June 30,
                                                           1996           1995
Interest Income:                                       --------       --------
                                              (In Thousands, Except Share Data)

                                                                    (RESTATED,
                                                                    See Note 3)

  Interest on Loans                                     $28,854        $28,466
  Investment Securities:
    Mortgage-Backed Securities                            1,416          1,448
    Taxable                                               3,533          3,501
    Tax-Favored Debt                                        712            610
    Tax-Favored Equity                                      232            192
  Short-Term Investments                                    293            349
                                                       --------       --------
Total Interest Income                                    35,040         34,566
                                                       --------       --------
Interest Expense:
  Deposits:
    Savings                                               6,484          6,453
    Time                                                  7,332          7,336
                                                       --------       --------
  Total Interest on Deposits                             13,816         13,789

  Short-Term Borrowings                                     531          1,021
  Long-Term Debt                                             50             25
                                                       --------       --------
Total Interest Expense                                   14,397         14,835
                                                       --------       --------
Net Interest Income                                      20,643         19,731
Provision for Possible Loan Losses                        1,025            800
                                                       --------       --------
Net Interest Income after Provision for
      Possible Loan Losses                               19,618         18,931
                                                       --------       --------
Noninterest Income:
  Trust Department Income                                 1,271          1,048
  Service Charges on Deposit Accounts                     1,638          1,489
  Gains (Losses) on Sales of Securities, Net                  -              -
  Mortgage Servicing Income                                 613            572
  Gains on Sales of Mortgage Loans                          659            347
  Credit Card Income                                      4,486          3,007
  Other                                                   1,277          1,027
                                                       --------       --------
Total Noninterest Income                                  9,944          7,490
                                                       --------       --------
Noninterest Expense:
  Salaries                                                6,258          5,788
  Employee Benefits                                       1,897          1,947
  Net Occupancy Expense                                   2,345          2,120
  FDIC Deposit Insurance                                      6            810
  Other Real Estate Owned Income and Expense, Net           106            (42)
  Credit Card Expense                                     3,629          2,113
  Other                                                   5,441          5,118
                                                       --------       --------
Total Noninterest Expense                                19,682         17,854
                                                       --------       --------
Income Before Income Taxes                                9,880          8,567

Provision for Income Taxes                                3,183          2,861
                                                       --------       --------
Net Income                                               $6,697         $5,706
                                                       ========       ========
Earnings Per Share:

      Primary                                             $0.54          $0.47

      Fully Diluted                                       $0.54          $0.47

Dividends Declared Per Share                              $0.20          $0.10
Book Value                                               $13.26         $12.04

Weighted Average Common and Common Equivalent
Shares Outstanding                                   12,470,416     12,222,130


Quarterly per share figures may not total to the full year amount due to changes in the average number of shares outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                             For the Six Months
                                                                Ended June 30,
                                                           1996           1995
Interest Income:                                       --------       --------
                                              (In Thousands, Except Share Data)

                                                                    (RESTATED,
                                                                    See Note 3)

  Interest on Loans                                     $57,288        $52,537
  Investment Securities:
    Mortgage-Backed Securities                            2,886          2,850
    Taxable                                               6,693          6,443
    Tax-Favored Debt                                      1,422          1,127
    Tax-Favored Equity                                      670            377
  Short-Term Investments                                    739          1,052
                                                       --------       --------
Total Interest Income                                    69,698         64,386
                                                       --------       --------
Interest Expense:
  Deposits:
    Savings                                              13,072         12,655
    Time                                                 14,813         12,692
                                                       --------       --------
  Total Interest on Deposits                             27,885         25,347

  Short-Term Borrowings                                   1,005          1,612
  Long-Term Debt                                            100             67
                                                       --------       --------
Total Interest Expense                                   28,990         27,026
                                                       --------       --------
Net Interest Income                                      40,708         37,360
Provision for Possible Loan Losses                        2,008          1,950
                                                       --------       --------
Net Interest Income after Provision for
      Possible Loan Losses                               38,700         35,410
                                                       --------       --------
Noninterest Income:
  Trust Department Income                                 2,450          2,128
  Service Charges on Deposit Accounts                     3,123          2,855
  Gains (Losses) on Sales of Securities, Net                  -             (6)
  Mortgage Servicing Income                               1,238          1,125
  Gains on Sales of Mortgage Loans                        1,438            489
  Credit Card Income                                      8,113          5,608
  Other                                                   2,405          2,277
                                                       --------       --------
Total Noninterest Income                                 18,767         14,476
                                                       --------       --------
Noninterest Expense:
  Salaries                                               12,438         10,989
  Employee Benefits                                       3,936          3,840
  Net Occupancy Expense                                   4,705          4,067
  FDIC Deposit Insurance                                     15          1,518
  Other Real Estate Owned Income and Expense, Net           174           (166)
  Credit Card Expense                                     6,338          3,918
  Other                                                  11,000          9,209
                                                       --------       --------
Total Noninterest Expense                                38,606         33,375
                                                       --------       --------
Income Before Income Taxes                               18,861         16,511

Provision for Income Taxes                                6,151          5,463
                                                       --------       --------
Net Income                                              $12,710        $11,048
                                                       ========       ========
Earnings Per Share:

      Primary                                             $1.02          $0.93

      Fully Diluted                                       $1.02          $0.93

Dividends Declared Per Share                              $0.31          $0.18
Book Value                                               $13.26         $12.04

Weighted Average Common and Common Equivalent
Shares Outstanding                                   12,433,649     11,849,891


Quarterly per share figures may not total to the full year amount due to changes in the average number of shares outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                    For Six Months Ended June 30

                                                           1996          1995
                                                        -----------------------
                                                          (RESTATED, See Note 3)
                                                           (In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $12,710       $11,048
  Adjustments to reconcile net income to net
      cash provided by operating activities:
    Provision for possible loan losses                    2,008         1,950
    Depreciation                                          1,781         1,415
    Amortization of intangible assets                       626           357
    Amortization of premiums, fees, and discounts,
      net                                                 1,144           605
    Investment securities losses                              -             6
    Prepaid income taxes                                   (244)         (926)
    Loans originated and purchased for sale            (103,614)      (46,651)
    Proceeds from sales of loans                        110,362        43,832
    Gain on sales of loans                               (1,438)         (489)
    Gain on sales of premises and equipment                   -          (212)
Changes in assets and liabilities, net of effect from
 purchase of the Bank of Western Massachusetts:
     Accrued interest receivable                           (730)          196
     Other assets                                        (1,056)        3,557
     Accrued expenses and other liabilities               2,244          (235)
                                                       --------      --------
      Net cash provided by operating activities          23,793        14,453
                                                       --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of the Bank of Western Massachusetts          -        (3,455)
    Proceeds from sales of securities available for           -        18,234
    Proceeds from maturing securities and principal
       payments on securities available for sale        301,220       141,156
    Purchase of securities available for sale          (346,643)     (154,890)
    Proceeds from principal payments on securities
      held for investment                                   546         2,499
    Purchases of securities held for investment               0        (1,663)
    Loans originated, net of principal repayments       (62,479)      (30,373)
    Purchases of premises and equipment                  (1,537)       (3,737)
    Proceeds from sales of premises and equipment             -           327
                                                       --------      --------
      Net cash used by investing activities            (108,893)      (31,902)
                                                       --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in deposits                             58,344         5,484
    Net increase in short-term borrowings                 7,284        47,859
    Net increase in long-term debt                           28            27
    Proceeds from issuance of treasury and common
     stock                                                1,704           202
    Dividends on common stock                            (3,849)       (2,164)
                                                       --------      --------
      Net cash provided by financing activities          63,511        51,408
                                                       --------      --------
Net increase (decrease) in cash and cash equivalents    (21,589)       33,959
Cash and cash equivalents at beginning of year          197,141       114,652
                                                       --------      --------
Cash and cash equivalents at      June 30,             $175,552      $148,611
                                                       ========      ========
Supplemental disclosure of cash flow information:
    Cash paid during the period for:
      Interest                                          $28,635       $26,708
      Income taxes                                        4,620         5,120
    Noncash investing and financing activities:
      Loans transferred to other real estate owned        1,408         3,668
      Common stock issued in conjunction with the acquisition
        of The Bank of Western Massachusetts                  -        14,276

The accompanying notes are an integral part of these consolidated financial statements.